                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (this "Agreement") is made as of September 1999
                                      ---------
by and among U.S. Audiotex Corporation, a Delaware corporation (the "Company"),
                                                                     -------
Imperial Bank ("Imperial) and Michael Presto ("Executive").
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                                    RECITALS
                                    --------

     WHEREAS, the Company desires to employ Executive to serve as Chief Operating Officer of the Company on the terms and conditions herein provided;

     WHEREAS, Executive desires to become an employee of the Company on the terms and conditions herein provided;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Employment.  The Company hereby employs Executive, subject to the
          ----------
terms and conditions herein provided. During the Employment Period (as defined below), Executive shall faithfully and diligently perform his duties under this Agreement and shall use his best efforts to promote the interests of the Company.

     2.   Term.  Subject to the terms and conditions hereof, the initial term of
          ----
employment of Executive by each Company under this Agreement shall be for the period commencing on the date hereof (the "Commencement Date") and expiring when
                                           -----------------
terminated as provided in Section 8 hereof (the "Expiration Date").  For
                                                 ---------------
purposes hereof, such period is referred to herein as the "Employment Period").
                                                           -----------------

     3.   Executive's Obligations.
          -----------------------

     In his capacity as an executive of the Company, Executive shall report directly to the Chief Executive Officer Thomas R. Evans. Executive shall at all times comply with and be subject to the Company's policies, procedures, directives and regulations as established by the Company from time to time. Executive accepts such employment, responsibility and authority and agrees to perform the services of Chief Operating Officer of the Company and such other services as shall from time to time be reasonably assigned to him and agrees to devote all of his working time, skill and attention to such services.

     Notwithstanding the foregoing, the parties agree that the Executive may continue any educational, charitable and community activities (including membership on the board of educational, charitable or community organizations) in which he is engaged on the date hereof and may engage in other educational, charitable and community activities (including membership on the board of educational, charitable or community organizations) and serve on boards of directors of other companies provided such activities do not materially interfere with the performance of his duties to the Company.

     4.   Executive's Compensation and Benefits.  During the Employment Period,
          -------------------------------------
as full compensation to the Executive for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following salary and other benefits:

     4.1  Base Salary.  From the Commencement Date of this agreement the Company
          -----------
shall pay the Executive a salary at the annual rate of $200,000. The base salary due the Executive hereunder (the "Base Salary") shall be payable in
                                         -----------
accordance with the Company's standard payment policy, less any amounts required to be withheld by the Company from such Base Salary pursuant to the benefit plans in which Executive participates pursuant to Section 4.5 and applicable laws and regulations.

     4.2  Bonus.  (a)  The Executive shall be eligible to receive annual bonuses
          -----
(each a "Bonus") at the discretion of, and in the amounts and at the times
         -----
determined by, the compensation committee. Executive agrees that there can be no assurance that the Compensation Committee will grant a Bonus in any year except that the Executive shall be paid a guaranteed bonus in the minimum amount of $100,000 in the first year of his employment ("Guaranteed Payment").
                                                         ------------------

     4.3  Long Term Incentives.  On the Commencement Date, the Company will
          --------------------
grant Executive options to acquire 125,000 shares of its common stock, which represent 2.5% of the Company's Fully Diluted Common Stock on the Commencement Date (inclusive of the 125,000 share option grant to Executive). On the IPO Date, the Company will grant executive additional options to acquire such number of shares of its common stock so that, when combined with the options granted in the immediately preceding sentence, Executive will have received pursuant to this Section 4.3 options to acquire shares of common stock equal to an aggregate of two and one-half percent (2.5%) of the Fully Diluted Common Stock of the Company outstanding as of the IPO Date (inclusive of the option grant to Executive). For purposes of this Section 4.3, "Fully Diluted Common Stock"
                                                --------------------------
shall mean the aggregate of (i) the number of shares of Company common stock authorized and outstanding determined on an as-converted basis and (ii) the number of shares of Company common stock subject to outstanding options, warrants and other rights to acquire Company common stock determined on an as-converted bases. Such options will be non-transferable and shall be exercisable at any time for a ten year period after the date of grant. The exercise price of such options shall be equal to $4.00 per share. All of the option shares shall initially be unvested and subject to repurchase by the Company at the exercise price paid per share. Subject to Section 8 hereof, Executive shall acquire a vested interest in, and the Company's repurchase right shall accordingly lapse with respect to one-third of the option shares granted pursuant to this Section 4.3 on the first anniversary of the Commencement Date and the remaining option shares in a series of twenty four (24) successive equal monthly installments during the Employment Period. Following termination of the Employment Period, Executive shall acquire a vested interest in, and the Company's repurchase right shall accordingly terminate with respect to, all of any unvested option shares for which the Company did not exercise its repurchase right within thirty (30) days following such termination. Executive shall be entitled to pay the exercise price of such options in the same manner and on the same terms as the Company offers to members of its senior management who receive similar options.

     4.4  Other Benefit Plans.  Subject to all eligibility requirements,
          -------------------
and to the extent permitted by law, the Executive shall be entitled to participate in any and all employee benefit plans (including, but not limited to, retirement, life insurance, medical, dental, disability, and savings plans) established or maintained by the Company from time to time for the benefit of their employees (or executives) in general.

     4.5  Vacation.  The Executive shall be entitled to four weeks paid
          --------
vacation per annum.

     4.6  Shareholder Rights.  If, at any time, Imperial is granted
          ------------------
"piggy-back" registration rights with respect to its shares of the Company's common stock, Executive shall, at such time, be granted "piggy-back" registration rights similar to those granted to Imperial, subject to customary underwriters carve-backs and a carve-back in proportion to such shares sold by Imperial, if any. Executive shall have "tag-along" rights, on a proportionate basis, on any sales of Company shares by Imperial prior to consummation of an initial public offering by the Company.

     5.   Reasonable Expenses.  The Company will reimburse the Executive for all
          -------------------
reasonable business expenses, including travel and lodging, which are properly incurred by him in the performance of his duties hereunder, upon presentation of proper vouchers therefor and in accordance with written policies established from time to time by the Company for such reimbursements.

     6.   Assistance.  Executive shall make himself reasonably available, upon
          ----------
the request of the Company, to testify or otherwise assist in litigation, arbitration, or other disputes involving the Company, or any of its officers, directors, employees, subsidiaries or affiliates, during the Employment Period.

     7.   Covenant Not to Compete.
          -----------------------

     7.1  General Covenant.  During the Employment Period and for a period of
          ----------------
one year after the termination of this Agreement pursuant to Sections 8.3, 8.4, or 8.5.1 (the "Non-Compete Period"), except in pursuit of his services as an
               ------------------
officer and employee of the Company, Executive shall not, either individually or as a partner, joint venturer, consultant, shareholder, member or Representative (as defined below) of another Person (as defined below) or otherwise, directly or indirectly, participate in, engage in, or have a financial or management interest in, promote, or assist any other Person in any business operation or any enterprise if such business operation or enterprise engages, or would engage, in a Restricted Business in a Restricted Area; provided,
                                                       --------
however, the Executive may own up to one percent of the outstanding
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equity securities of any Person.

     For purposes of this Section 7.1:  "Person" means an individual, a
                                         ------
partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a division or operating group of any of the foregoing, a government or any department or agency thereof or any other entity.

     "Representative" means any officer, director, principal, agent, employee,
      --------------
consultant or other representative of a Person.

     "Restricted Business" means any business involved in the processing of
      -------------------
payments to government entities or any other business in which the Company is actively engaged on the date of termination of the Employment Period.

     "Restricted Area" means any country in which the Company or its
      ---------------
subsidiaries conducts a Restricted Business on the date of termination of the Employment Period.

     7.2   Nonsolicitation.  During the Non-Compete Period and for a period of
           ---------------
one year following termination of the Agreement, except a termination pursuant to Section 8.5.2, Executive shall not, directly or indirectly (i) employ or seek to employ any person who is at the date of termination of this Agreement, an officer, general manager or director or equivalent or more senior level employee of the Company, their subsidiaries or affiliates or otherwise solicit, encourage, cause or induce any such employee of the Company, its subsidiaries or affiliates to terminate such employee's employment with the Company, its subsidiaries or affiliates for the employment of another company (including for this purpose the contracting with any person who was an independent contractor (excluding consultant) of the Company during such period), except for persons who are recruited by Executive to the Company within ninety (90) days after the Commencement Date and are identified in writing by Executive to the Company after the end of such period, or (ii) take any action that would interfere with the relationship of the Company, its subsidiaries and affiliates with their respective suppliers and franchisees, except to the extent permitted by the Board.

     7.3   Enforcement.  Executive agrees that all restrictions and agreements
           -----------
contained in this Section 7, including, without limitation, those relating to duration and restricted territory, are necessary and fundamental to the protection of the business of the Company and are reasonable and valid. Executive agrees that the remedy at law for any breach of this Agreement will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Executive agrees that upon breach of this Section 7, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit the Company's remedies at law or in equity for any breach by Executive of any of the provisions of this Agreement that may be pursued or availed of by the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

     Although the restrictions contained in Sections 7. 1 and 7.2 are considered by the parties to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restriction contained in Sections 7.1 and 7.2 shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.

     Notwithstanding that the Executive's employment hereunder may be terminated as provided in Section 8, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in this Section 7.

     8.    Termination.
           -----------

     8.1   Termination by the Company Without Cause.  The Company may terminate
           ----------------------------------------
the Employment Period upon sixty (60) days' prior written notice to Executive for any reason other than the reasons specified in Sections 8.2, 8.3 and 8.4. Upon termination of the Employment Period pursuant to this Section 8.1, neither the Company on the one hand, nor Executive, on the other hand, will have any liability or obligation to the other in respect of this Agreement, except that
(A) for the one-year period following the date of such notice, Executive shall be entitled to continue to (i) receive the Base Salary then in effect and (ii) to the extent permitted by such plans, participate in the employee benefit plans maintained by the Company in which Executive participated as of the date of such notice, or, to the extent not permitted by such plans, receive equivalent benefits or cash payments on an individual basis, (B) in addition to options or shares that are vested through the date of termination of the Employment Period, all of the remaining unvested options or shares as of the date of termination of the Employment Period (such number of options or shares hereinafter referred to as the "Severance Shares") shall immediately vest, notwithstanding anything to
        ----------------
the contrary in any other agreement between Executive and the Company and (C) Executive shall continue to be entitled to the Guarantee Payment set forth in
Section 4.2. In the
event of any termination of employment hereunder, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. If Executive dies after a termination of employment but prior to receiving all amounts due him, the remaining amounts shall be paid to his designated beneficiary or, if none, his estate.

     8.2  Death.  If Executive dies during the Employment Period, the Employment
          -----
Period applicable to the Company shall automatically terminate and all obligation of the parties shall terminate effective the date of death, except for obligations under any and all employee benefit plans maintained by the Company in which the Executive participates as of the date of termination, for which the terms of the plans shall govern. However, the Severance Shares shall immediately vest, notwithstanding anything to the contrary in any other agreement between the Executive and the Company.

     8.3  Disability.  If Executive becomes Disabled (as hereinafter defined)
          ----------
during the Employment Period, the Company shall be entitled to terminate his employment and the Employment Period upon written notice to Executive or a person acting on his behalf. In the event of such termination, Executive shall be released from any duties hereunder, and for the one year period following such termination the Company shall be required to pay Executive the Base Salary then in effect ("Salary Continuation Period"). In such event, to the extent permitted by such plans, Executive shall also continue to participate during the Salary Continuation Period in the employee benefit plans maintained by the Company in which Executive participates as of the date of termination. In addition, the Severance Shares shall immediately vest, notwithstanding anything to the contrary in any other agreement between the Executive and the Company.

     For purposes of this Agreement, "Disabled" shall mean mental or physical
                                      --------
impairment or incapacity rendering Executive substantially unable to perform his duties under this Agreement for a period of longer than 120 days out of any 360 day period during the Employment Period. A determination of whether Executive is Disabled shall be made by the Company in its sole discretion upon its own initiative after obtaining certification from a duly licensed physician or upon request of Executive or a person acting on his behalf.

     8.4  Termination by the Company for Cause.  The Company may terminate the
          ------------------------------------
Employment Period effective immediately upon written notice to Executive in the event of any of the following:

             (i) Executive's material breach of any material term or condition of this Agreement, such breach continuing unremedied for 30 days after written notice thereof from the Company specifying the acts constituting the breach and requesting that they be remedied, it being understood that issues with respect to the quality of Executive's performance or results thereof shall not be grounds for termination under this Section 8.4;

             (ii)    Executive's

                    (A) personal dishonesty, fraud, misappropriation, willful misconduct or breach of fiduciary duty, in each such case materially harmful to the Company's property, personnel or business operations, or materially damaging to the Company's relationships with its customers, clients or employees or materially detrimental to the goodwill of the Company; or

                    (B) intentional failure to perform the duties of his employment or his other obligations hereunder, or any continuing action by Executive materially detrimental to the goodwill of the Company or materially damaging to the Company's relationships with its customers, clients or employees, which non-performance or actions remain unremedied for 30 days after written notice thereof from the Company specifying in detail the non-performance or actions and requesting that they be remedied, it being understood that issues with respect to the quality of Executive's performance or results thereof shall not be grounds for termination under this Section 8.4;

             (iii) Executive's pleading guilty or no-contest to, or conviction of, a felony or a crime involving moral turpitude or fraud;

             (iv) misappropriation (or attempted misappropriation) of company's funds or property or of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

             (v) Executive's conviction of any criminal offense involving dishonesty or breach of trust or money laundering, or Executive's agreement to enter into a pretrial diversion or similar program in connection with a prosecution for such offense;

             (vi) Executive's excessive drunkenness, use of illegal drugs or abuse of any controlled substance; or

             (vii) Executive's excessive absenteeism not related to Executive's illness, which absenteeism remains unremedied for 30 days after written notice thereof requesting that it be remedied.

     Upon termination of the Employment Period pursuant to this Section 8.4, the Executive will be bound by the provisions of Section 7 and the Company will not have any liability to Executive in respect of this Agreement, including, without limitation, claims for damages or liability to the Company by Executive for compensation, severance payments and other benefits which would have accrued to Executive hereunder after termination; provided, however, that all
                                       --------  -------
compensation, benefits and reimbursements accrued through the date of termination shall be paid to Executive at the times normally paid by the Company. Upon termination of the Employment Period pursuant to this Section 8.4, all of Executive's unvested options to acquire share of common stock of the Company shall be canceled.

     8.5     Termination by Executive.
             ------------------------

     8.5.1   Voluntary Termination.  Executive may terminate the Employment
             ---------------------
Period upon sixty (60) days' written notice to the Company and, upon such termination, the provisions of the last paragraph of Section 8.4 shall apply, except in the event that Executive terminates this Agreement pursuant to Section
8.5.2. Upon termination of the Employment Period pursuant to this Section 8.5.1, all of Executive's unvested options to acquire shares of common stock of the Company shall be canceled. Executive agrees, in connection with the termination of the Employment Period pursuant to this Section 8.5.2, not to disclose to the media his intent to resign.

     8.5.2   Termination for Good Reason.  Executive may terminate the
             ---------------------------
Employment Period at any time for Good Reason.  "Good Reason" shall mean (i) a
                                                 -----------
material diminution of Executive's authority, duties and responsibilities as provided in Section 3, (ii) a reduction in or failure to pay timely Executive's base salary, or (iii) the appointment of any person to a superior executive position, (iv) any relocation of the Company's corporate headquarters to a place 90 miles or more outside of New York City, (v) the Company's breach of any material term or condition of this Agreement and (vi) after expiration of the six (6) month period following a Change in Control (as defined in Section 9.2); provided, however, that each of the reasons set forth in (i) through (vi) of
--------  -------
the preceding sentence shall be identified in written notice thereof delivered by Executive to the Company specifying the nature of the reason and the Company shall have been afforded a period of thirty (30) days to respond to such notice and cure the condition set forth in such notice if capable of being cured. If Executive terminates this Agreement for Good Reason, the provisions of Section
8.1 shall apply and Executive shall be bound by the provisions of Section 7.

     9.    Change in Control.
           -----------------

     9.1   Acceleration of Options.  If a Change in Control occurs, all of
           -----------------------
Executive's options to acquire shares of common stock of the Company shall immediately vest and shall become immediately exercisable and all of Executive's option shares shall immediately vest and cease to be subject to repurchase rights, if any, notwithstanding anything to the contrary in any other agreement between Executive and the Company. In addition, if the Company terminates the Employment Period without cause as provided in Section 8.1 and within three (3) months thereafter the Company enters into a definitive agreement for a Change in Control (as defined in Section 9.2) occurs, Executive shall be entitled to the benefits set forth in this Section 9.1.

     9.2   Definition of Change of Control.  For purposes of this Section 9,
           -------------------------------
"Change in Control" shall mean:  (i) the sale, lease, transfer, conveyance or
 -----------------
other disposition (other than by
way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and subsidiaries (if any), taken as a whole to any Person other than to the Company or one of its wholly-owned subsidiaries; (ii) the Company consolidates with or merges into another Person (other than a subsidiary) or any Person (other than a subsidiary) consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding shares of common stock of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where the holders of the shares of common stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a controlling interest in the voting equity of the surviving or resulting Person immediately after such transaction; (iii) the consummation of any transaction or series of transaction (including. without limitation, any merger or consolidation) the result of which is that any Person (other than a subsidiary of the Company), becomes the beneficial owner (as such term is defined in Rule l3d-3 and Rule l3d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the voting equity of the Company; or (iv) following the Company's initial public offering, a change in the composition of the Company's Board of Directors, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the Commencement Date or the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the
 ------------------
Company's Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved. Notwithstanding the foregoing, the term "Change in
                                                                 ---------
Control" shall not include any transaction or series of transactions with or
-------
to (A) any affiliate of the Company, (B) any entity or successor entity in which the Company holds at least a majority of the total voting power of such entity or successor entity (or retains the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the members of the board of directors or other governing body of such entity or successor entity),
(C) any entity or successor entity in which no person or entity holds a greater percentage of the total voting power of such entity or successor entity than the Company's percentage voting interest in such entity or successor entity or (D) any entity formed at the direction of the Company in connection with obtaining financing for the Company or any of its subsidiaries under an arrangement that provides the Company with an option to reacquire its assets or other properties or other similar financing arrangement.

     10.  Insurance.  The Company will have the right at its own cost and
          ---------
expense to apply for and secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering Executive, and Executive agrees to submit to the usual and customary medical examination and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.

     11.  Confidentiality; Books and Records; Company Property.  Except in
          ----------------------------------------------------
accordance with the provisions of this Agreement, during the Employment Period and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of Executive or others, all confidential matters and affairs relating to the Company. Upon any termination of this agreement Executive shall promptly deliver to the Company all confidential information theretofore supplied to him, and each copy thereof, whether in his possession or otherwise available to him, and shall certify in writing to the Company that all analysis, studies and other documents that discuss or analyze the business of the Company have been destroyed. All papers, books and records of every kind and description relating to the business and affairs of the Company, whether or not prepared by Executive, and all property owned by the Company shall be the sole and exclusive property of the Company and Executive shall surrender them to the Company upon request, during and after the Employment Period.

     12.   Miscellaneous.
           -------------

     12.1  Notices.  All notices, requests, demands and other communications
           -------
which are required to be or may be given under this Agreement to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (b) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:



     If to the Company,
     addressed to:

                    U.S. Audiotex Corporation
                    18 Crow Canyon Court
                    Suite 300
                    San Ramon, CA  94583
                    Telephone:  (925) 838-7996
                    Facsimile:  (925) 838-4395
                    Attn:


     If to Executive,
     addressed to him at:    Michael P. Presto
                             1385 York Avenue - Apt 30G
                             New York, NY  10021
                             Telephone: 212.585.1870
                             Facsimile: 212 ______________

     12.2   Amendments.  This Agreement cannot be altered or otherwise amended
            ----------
except pursuant to an instrument in writing signed by each of the parties.

     12.3   Assignment.  Executive acknowledges that the services required of
            ----------
Executive hereunder are personal and that Executive may not assign this Agreement or any rights or duties under this Agreement. The Company may not assign or otherwise transfer this Agreement to any other entity without the prior written consent of Executive, which consent shall not be unreasonably withheld.

     12.4   Entire Agreement.  This Agreement contains the entire agreement
            ----------------
between the parties with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and understandings.

     12.5   Counterparts.  This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     12.6   Headings.  All headings are inserted for convenience of reference
            --------
only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

     12.7   Severability.  If and to the extent that any court of competent
            ------------
jurisdiction holds any provision (or any part thereof) of this agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

     12.8   Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of New York without reference to the conflicts of laws principles thereof.

     12.9   Arbitration.  All disputes and controversies arising under or
            -----------
in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 7.3 hereof, shall be settled by arbitration conducted before a panel of three (3) arbitrators sitting in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association then in effect. The determination of the majority of the arbitrators shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction.

     12.10  Indemnification.  The Company shall indemnify Executive to the
            ---------------
fullest extent permitted by law for any and all costs, liabilities, judgments, damages and expenses incurred by Executive that arise out of, is in connection with or is related to Executive's actions or inactions in his performance of his duties hereunder as an employee, director or committee member of fiduciary of the Company, or any benefit plan of any of the foregoing that are not covered, and actually paid, by the Company's directors and officers liability insurance policies. The Company, within ten (10) days of presentation of invoices, shall advance to Executive reimbursement of all legal fees and disbursements incurred by the

Executive in connection with any potentially indemnifiable matter. The Company shall have the right to select counsel of its choice to undertake such defense.

     12.11  Binding Effects.  This Agreement shall be binding upon and inure to
            ---------------
the benefit of the parties hereto and their respective successors, legal representatives and assigns.

     12.12  Acquisitions, Mergers, Etc.  Nothing herein contained shall
            --------------------------
be construed to prevent or limit any acquisition, consolidation, or merger of the Company.

     12.13  Covenants, Etc.  Executive hereby covenants, warrants and
            --------------
represents that (i) the execution of this Agreement and the discharge of his obligations hereunder will not breach or conflict with any other contract, agreement or understanding between Executive and any other party or parties;
(ii) there are no agreements or arrangements, whether written or oral, in effect which would prevent Executive from rendering services to the Company during the term of this Agreement; (iii) Executive has not made and will not make any commitment to do any act in conflict with this Agreement; and (iv) the terms of this Agreement have been fully explained to him, that he understands the nature and extent of the rights and obligations provided under this Agreement, and that he has been given the opportunity to be represented by legal counsel in the negotiation and preparation of this Agreement. The Company hereby covenants, warrants and represents that q (i) the execution of this Agreement and the discharge of its obligations hereunder will not breach or conflict with any other contract, agreement or understanding between the Company and any other party or parties, (ii) the execution and delivery of this Agreement have been duly and validly authorized by the Company; and (iii) this Agreement is binding upon and enforceable against the Company in accordance with its terms.

     12.14  Waiver.  No consent or waiver, express or implied, by any
            ------
party to or of any breach or default by another party in performance by the breaching party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any breach or default by the breaching party in the performance by such breaching party of any other obligations of such breaching party under this Agreement. Failure on the part of any party to object to or complain of any act or failure to act of any of the other parties or to declare any of the other parties in default shall not constitute a waiver of any right or remedy or the ability to object or complain or to declare any default at any time in the future.

     12.15  Survival.  The provisions of Sections 5,7,8,11 and 12 shall survive
            --------
the termination of this Agreement.

     12.16  Legal Fees.  Each party will be responsible for their own legal
            ----------
fees and costs of counsel incurred in connection with negotiation and preparation of this Agreement.

     12.17  Other Employment.  Executive hereby represents and warrants to the
            ----------------
Company that Executive is not prohibited from accepting employment with the Company by any non-competition or other restriction contained in any employment agreement with any other entity. Executive understands and agrees that any breach of this representation or warranty that results in Executive being prohibited from performing his duties under this Agreement will constitute a material breach for purposed of Section 8.4 (i) of this Agreement, and on or at any time after it is determined that Executive is so prohibited, the Company will be permitted to terminate Executive's employment pursuant to
Section 8.4.




     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


                                            U.S. AUDIOTEX CORPORATION

                                            By: /s/ Thomas R. Evans
                                                _____________________________
                                                Name: Thomas R. Evans
                                                Title: Chairman & CEO



                                            /s/ Michael Presto
                                            ________________________________
                                            Michael Presto